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EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Name of Corporation                                      State of Incorporation

SPIAPT, Inc. (has 14 subsidiaries engaged in the
Apartment business in the United States)                 Alabama
SPICOM, Inc. (has 6 subsidiaries engaged in the
Retail business in the United States)                    Alabama
SPIMALL, Inc. (has 5 subsidiaries engaged in the
Retail business in the United States)                    Alabama
SPIPOWER, Inc. (has 2 subsidiaries engaged in the
Retail business in the United States)                    Alabama
SPITON, Inc.                                             Alabama
SPITOWN Corporation                                      Delaware
SPILAF, Inc.                                             Alabama
SPINAP, Inc.                                             Delaware
SPIBILE, Inc.                                            Alabama
SPICLIFF, Inc.                                           Delaware
SPILAKE, Inc.                                            Delaware
Clearwater Acquisition Corp.                             Delaware
Lafayette Acquisition Corp.                              Louisiana
SPIDELA, Inc.                                            Delaware
Slidell Acquisition Corp.                                Delaware
SPINELLON, Inc.                                          Delaware
SPIPAL, Inc.                                             Delaware
SPIWACHEE, Inc.                                          Delaware
FAGALA, Inc.                                             Louisiana
SPILAN, Inc.                                             Delaware
SPIWARD, Inc.                                            Delaware
Sizeler Real Estate Management Co., Inc.                 Louisiana